UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

August 21, 2013
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DEVRY INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2013, the Board of Directors of DeVry Inc. (“DeVry”) approved an amendment to DeVry’s Amended and Restated By-laws, as amended (the “By-laws”), which amendment took effect upon adoption by the Board of Directors. Specifically, a new Article VII, Section 7 was added to the By-laws to provide that, unless DeVry consents in writing to the selection of an alternative forum, the state and federal courts located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of DeVry, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of DeVry to DeVry or DeVry’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The new provision further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of DeVry shall be deemed to have notice of and consented to the provision.
A complete copy of the By-laws, as amended, is attached hereto as Exhibit 3.1. The description of the amendment to the By-laws contained herein is qualified in its entirety by the complete text of the amendment, which is attached hereto as Exhibit 3.2 and incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

3.1 Amended and Restated By-laws of DeVry Inc., as amended as of August 21, 2013
3.2 Amendment to Amended and Restated By-laws of DeVry Inc., effective August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	August 23, 2013	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated By-laws of DeVry Inc., as amended as of August 21, 2013
3.2	Amendment to Amended and Restated By-laws of DeVry Inc., effective August 21, 2013